UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2024

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 949-3681
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 31, 2024, Ying Luo, Ph. D. resigned as Chairman and a member of the board of directors (the “Board”) of Gyre Therapeutics, Inc. (the “Company”), as chair and a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and as Chairman and a member of the board of directors of Gyre Pharmaceuticals Co., Ltd. (the “Gyre Pharmaceuticals Board”), the Company’s majority indirectly owned subsidiary (“Gyre Pharmaceuticals”), effective immediately, due to his need to focus on other responsibilities at GNI Group Ltd. (TSE: 2160) (“GNI”). Dr. Luo’s decision to resign from the Board was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board extend their gratitude to Dr. Luo for his contributions to the Company.

Appointment of Director

On January 5, 2025, the Board appointed Ping Zhang as a Class I director of the Company. Mr. Zhang was also appointed as the lead independent director of the Board and a member of the Nominating Committee. GNI identified Mr. Zhang for a position on the Board and supports his appointments.

Mr. Zhang, aged 51, has served as a Managing Partner of String Capital Management Co., Limited, an investment firm, since 2018. From 2015 to 2018, Mr. Zhang served as the Head of Private Equity Investment and Fund of Funds Business at AEON Life Insurance Company, Ltd., a life insurance company. From 2011 to 2015, he served as a Managing Partner of Japan Asia Investment Co., Ltd., an investment firm. Prior to joining Japan Asia Investment Co., Mr. Zhang served as a Managing Director at AEA Investors LP, a private equity firm, from 2008 to 2010, and as a Managing Director of Mitsubishi UFJ Securities Co., Ltd., the investment banking arm of the Mitsubishi UFJ Financial Group, from 2004 to 2008. Mr. Zhang currently serves on the board of directors of GNI and Asian Star Co (TSE: 8946). Mr. Zhang received his B.S. in Polymer Science from Fudan University and his M.B.A. in Finance from the University of Chicago Booth School of Business.

In connection with his appointment to the Board, Mr. Zhang will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy as generally described in the Company’s Definitive Proxy Statement filed on April 29, 2024. Mr. Zhang is also entering into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 30, 2023.

There are no arrangements or understandings between Mr. Zhang and any other person pursuant to which he was appointed as director of the Company; there are no family relationships between Mr. Zhang and any director or executive officer of the Company; and Mr. Zhang is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Appointment of Chairman of Gyre Pharmaceuticals Board

On January 6, 2025, the Gyre Pharmaceuticals Board appointed Songjiang Ma as the Chairman of the Gyre Pharmaceuticals Board.

Press Release

A copy of the Company’s press release announcing the foregoing appointment is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated January 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: January 6, 2025	By:	/s/ Ruoyu Chen
	Name:	Ruoyu Chen
	Title:	Chief Financial Officer